                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           ________________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): February 29, 2000


                              ACTUATE CORPORATION
            (Exact name of registrant as specified in its charter)


         Delaware                    0-24607                     94-3193197
         --------                    -------                     ----------
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)

            999 Baker Way, Suite 200 San Mateo, California 94404 (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code:  (650) 425-2300

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

             Actuate Corporation ("Actuate"), a Delaware corporation, acquired Open Software Technology, LLC ("OST"), a New Jersey Limited Liability Company, in exchange for cash and shares of Actuate Common Stock (the "Exchange"). The Exchange was accomplished pursuant to the terms of a Purchase Agreement (attached as Exhibit 2.1 hereto), dated February 29, 2000 (the "Purchase
             -----------
Agreement"), by and among Actuate, Rohit Mathur, Barry Clague, Anita Gupta and Sowmya Narayan (collectively, the "Owners"). The terms of the Purchase Agreement reflected the arm's-length negotiations among the parties.

             Pursuant to the terms of the Purchase Agreement, all issued and outstanding Membership Interests of OST were exchanged for 51,282 shares of Actuate Common Stock, $9,333,334 and the net assets of OST as of closing. Under the terms of the Purchase Agreement, approximately ten percent (10%) of the aggregate consideration to be received by the Owners was placed in an escrow account with Greater Bay Trust Company as security for the agreement of the Owners to indemnify Actuate for certain contingencies.


Item 7.      Financial Statements and Exhibits.

             (a) The Registrant is required to file the financial statements of OST. Such financial statements will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

             (b) The Registrant is required to file pro forma financial information in connection with the acquisition. Such pro forma financial information will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

             (c)   Exhibits:


               Exhibit      Description
               -------      -----------
               2.1          Form of Purchase Agreement dated February 29, 2000,
                            by and among Actuate Corporation, Rohit Mathur,
                            Barry Clague, Anita Gupta and Sowmya Narayan.

                                  SIGNATURES
                                  ----------


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Actuate Corporation


Date:  March 10, 2000              /s/  William P. Garvey
                                   -------------------------------------
                                   William P. Garvey
                                   Secretary